EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Ordinary Shares of Autolus Therapeutics plc.

Date: December 17, 2021	FRAZIER LIFE SCIENCES X, L.P.
By FHMLS X, L.P., its general partner
By FHMLS X, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	FHMLS X, L.P.
By FHMLS X, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	FHMLS X, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	FRAZIER LIFE SCIENCES PUBLIC FUND L.P.
	By:	FHMLSP, L.P., its General Partner
By: FHMLSP, L.L.C., its General Partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	FHMLSP, L.P.
	By:	FHMLSP, L.L.C., its General Partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	FHMLSP, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: December 17, 2021	By:	*
James N. Topper

Date: December 17, 2021	By:	*
Patrick J. Heron

Date: December 17, 2021	By:	**
Albert Cha

Date: December 17, 2021	By:	**
James Brush

Date: December 17, 2021	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

*	This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on February 24, 2017.
**	This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on August 16, 2021.